Exhibit 10.35

EXECUTION VERSION

CAUSE NO. 2015-24531

JOSHUA KEEL INDIVIDUALLY	§	IN THE DISTRICT COURT OF
AND AS NEXT FRIEND OF	§
MINORS E.K. AND V.K.	§
§
Plaintiff	§
§
v.	§
§
DEVON ENERGY CORPORATION,	§	HARRIS COUNTY, TEXAS
DEVON ENERGY PRODUCTION	§
COMPANY, LP., DEVON	§
INTERNATIONAL, LTD., WEATHERFORD	§
INTERNATIONAL, LLC, HELMERICH &	§
PAYNE, INC., HELMERICH & PAYNE	§
INTERNATIONAL DRILLING CO., AND	§
WAYNE DUNCAN, LLC	§
§
Defendants	§	152nd JUDICIAL DISTRICT

CONFIDENTIAL SETTLEMENT

AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Confidential Settlement Agreement and General Release of Claims (collectively, this “Settlement Agreement”) is entered into as of October   , 2016, by and between Joshua Keel (individually and through his guardian ad litem Donna Roth), and as next friend of minors Erin Keel and Veda Keel, and Erin Keel and Veda Keel, individually and through their guardian ad litem Ana Hernandez (collectively, “Plaintiffs”); Helmerich & Payne, Inc., and Helmerich & Payne International Drilling Co. (jointly, the “H&P Defendants”); and Devon Energy Corporation, Devon Energy Production Company, L.P., Devon International, Ltd., Weatherford International LLC, Wayne Duncan, LLC, Battle Energy Services, LLC, Fuson Industrial Maintenance, LLC, Jolley, Castillo, Drennon, LP d/b/a Sierra Engineering, LLC, Man Welding Services, Inc., GSM Consulting Inc. d/b/a GSM, Inc., and Jeff Lajoie (collectively, the “non-H&P Defendants,” and, with the H&P Defendants, collectively, the “Defendants”) and intervenor New Hampshire Insurance Company (“Intervenor”).  Ryan Gonzales, Worldwide Safety and Security, LLC, Jaime’s Welding LLC, Roy Saenz, Kenny Allen, Boyd Hightower, and Jon Holmquist are non-parties whom Plaintiffs agree to release (collectively, the “Non-Party Releasees”).  Plaintiffs and Defendants are each referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, on July 11, 2014, Plaintiff Joshua Keel was injured while working on Rig 223 in Eddy County, New Mexico;

EXECUTION VERSION

WHEREAS, on April 28, 2015, Plaintiffs filed a lawsuit styled Keel, et al. v. Devon Energy Corp., et al., No. 2015-24531 in the 152nd Judicial District Court of Harris County, Texas (the “Lawsuit”), seeking relief related to injuries suffered by Plaintiff Joshua Keel on July 11, 2014;

WHEREAS, on August 18, 2016, Helmerich & Payne International Drilling Co. filed a declaratory judgment action, cause no. 2016-55153, in the 334th District Court of Harris County, Texas, seeking declaration of insurance coverage related to the Lawsuit, and certain of the non-H&P Defendants filed answers and cross and/or counter-claims in response thereto (the “Declaratory Action”);

WHEREAS, solely to avoid the costs and expenses of resolving the Lawsuit and any associated or contemplated litigation, including, but not limited to, the Declaratory Action (collectively, the “Dispute”), and without any Party acknowledging fault or liability, the Parties desire to compromise and settle the Dispute and all of the disputes and controversies arising from or related to the Dispute, including, but not limited to, all claims, counterclaims, or third-party claims asserted, or that could have been asserted, by the Parties in any litigation, and/or any claims for attorneys’ fees, interest, or costs that have been or could have been asserted by the Parties in any litigation; and

WHEREAS the Parties intend that all Parties are to keep this Settlement Agreement strictly private and confidential, except as required by law, including but not limited to the disclosure requirements of a public company.

NOW THEREFORE, in consideration of the mutual promises and releases contained herein, the receipt of which is hereby acknowledged, the Parties intending to be legally bound hereby covenant and agree as follows:

1.                                      The above recitals are hereby incorporated in full by reference.

2.                                      Settlement Payment.  On behalf of all Defendants, and in full satisfaction of any and all claims of the Parties (as stated in Paragraph 15), within sixty days of the “Effective Date” (as defined in Paragraph 6) of this Agreement, and in exchange for fully executed settlement documents setting forth the terms of settlement approved by the Court, Helmerich & Payne Inc. and/or its insurers and/or its underwriters shall pay or cause to be paid amounts with a total present value of SEVENTY-TWO MILLION DOLLARS AND ZERO CENTS ($72,000,000.00) (the “Settlement Payment”) under the terms and conditions set forth in the attached Exhibit “A” which forms a part of and is incorporated into this Settlement Agreement, as if fully set out herein.

Of the amount of the Settlement Payment reflected above, $68,000,000.00 is being paid to Joshua Keel, and $2,000,000.00 is being paid to each of his minor children, i.e. $2,000,000.00 to Erin Keel and $2,000,000.00 Veda Keel.  All sums set forth herein constitute damages on account of personal injuries or sickness, within the meaning of Section 104(a)(1)-(2) of the Internal Revenue Code of 1986, as amended.

EXECUTION VERSION

3.                                      Tax Liability.  Plaintiffs shall have sole responsibility for any and all taxes, if any, related to the Settlement Payment.  The Parties make no representations as to the tax treatment or legal effect of the Settlement Payment called for hereunder, and Plaintiffs are not relying on any statement or representation by the Defendants and/or Intervenor in this regard. Plaintiffs understand and agree that they will be responsible for the payment of any and all taxes and penalties assessed on the payments described herein and will hold the Defendants and/or Intervenor free and harmless from and against any claims resulting from treatment of such payments, including the treatment of such payments as not subject to withholding or deduction for payroll and employment taxes.

4.                                      Circular 230 Disclaimer.  Each Party to this Agreement (for purposes of this section, the “acknowledging party” and each Party to this Agreement other than the acknowledging party, an “other party”) acknowledges and agrees that (1) no provision of this Agreement, and no written communication or disclosure between or among the Parties or their attorneys and other advisers, is or was intended to be, nor shall any such communication or disclosure constitute or be construed or be relied upon as, tax advice within the meaning of United States Treasury Department circular 230 (31 C.F.R part 10, as amended); (2) the acknowledging party (a) has relied exclusively upon his, her, or its own, independent legal and tax counsel for advice (including tax advice) in connection with this Agreement, (b) has not entered into this Agreement based upon the recommendation of any other party or any attorney or advisor to any other party, and (c) is not entitled to rely upon any communication or disclosure by any attorney or adviser to any other party to avoid any tax penalty that may be imposed on the acknowledging party; and (3) no attorney or adviser to any other party has imposed any limitation that protects the confidentiality of any such attorney’s or adviser’s tax strategies (regardless of whether such limitation is legally binding) upon disclosure by the acknowledging party of the tax treatment or tax structure of any transaction, including any transaction contemplated by this Agreement.

5.                                      Appointment of Guardian Ad Litems.  The Parties agree that it is appropriate that the Court has appointed guardians ad litem for the Plaintiffs, one for Joshua Keel and one for his two minor children, to review this Settlement Agreement, and to determine if the settlement is in the Plaintiffs’ best interests.  The Parties further agree to present this Settlement Agreement for court approval at a hearing to prove up the reasonableness and fairness of the Settlement Agreement (the “Settlement Hearing”).  The Parties shall endeavor in good faith to schedule the Settlement Hearing with the 152nd Judicial District Court in Harris County, Texas prior to October 24, 2016, pending the court’s availability.

6.                                      Effective Date.  The Effective Date shall be the date on which the Court approves this fully-executed Agreement as set forth in Paragraph 5.

7.                                      Agreed Motion for Dismissal of Lawsuit with Prejudice.  Within two business days of receipt of the Settlement Payment, Plaintiffs shall direct their counsel to execute and file an Agreed Motion for Dismissal of Lawsuit with Prejudice and make good faith efforts to timely obtain an Order of Dismissal with prejudice from the court in the Lawsuit within five business days.  The “Dismissal Date” will be the date on which the Order of Dismissal is Granted by the Court.

EXECUTION VERSION

8.                                      Agreed Motion for Dismissal of Declaratory Action.  Within five business days of the court granting the Agreed Motion for Dismissal of Lawsuit with Prejudice in the Lawsuit as provided in Paragraph 7, Helmerich & Payne International Drilling Co. and the non-H&P Defendants in the Declaratory Action will file an Agreed Motion for Dismissal of the Declaratory Action with Prejudice, and these parties shall make good faith efforts to timely obtain a dismissal of the Declaratory Judgment with prejudice.

9.                                      Workers’ Compensation Lien for Past Workers’ Compensation Benefits Waived as of Effective Date.  As of the Effective Date, the existing workers’ compensation lien for any workers’ compensation medical and indemnity benefits paid to or on behalf of Joshua Keel on or before the Effective Date shall be waived and extinguished.  Provided, however, that this Settlement Agreement is not intended to cover and does not apply to Plaintiff Joshua Keel’s rights, if any, to pursue available workers’ compensation benefits, if any, in the future.  Any rights Plaintiffs may have after the Effective Date with respect to future workers’ compensation benefits will be controlled and governed by the law of New Mexico.

10.                               Medicare Set-Aside.  The Parties hereby acknowledge the following: (1) Under the Medicare Secondary Payer (“MSP”) statute, 42 U.S.C. §1395y(b), and its accompanying regulations (“the MSP Provisions”), the Centers for Medicare and Medicaid Services (the “CMS”) in certain circumstances may have an obligation to seek reimbursement of conditional payments made by the Medicare program (Title XVIII of the Social Security Act) (the “Medicare Program”) on claims for items and services relating to injuries allegedly sustained by Plaintiff Joshua Keel; (2) Plaintiff and his counsel are in the best position to determine if any reimbursement obligation currently exists, based on Plaintiff’s entitlement (or lack thereof) to Medicare Program benefits, Plaintiff’s actual receipt of such benefits, and, if there is a reimbursement obligation, to ensure that the Medicare Program’s interests are properly considered and discharged; (3) If there is a reimbursement obligation to the Medicare Program, Plaintiff is responsible under the MSP Provisions to verify, resolve and satisfy such obligation and provide Defendants with a copy of any Medicare final demand and lien satisfaction letter showing satisfaction of any pre-settlement conditional liens; and (4) if Plaintiff is now or in the past has been enrolled in the Medicare Program, a H&P Defendant will report this Agreement to the CMS pursuant to the MSP Provisions (even if the H&P Defendant does not agree that the evidence actually establishes liability for injuries allegedly sustained by Plaintiff).

Plaintiff Keel represents and warrants that he and Plaintiff Keel’s counsel have reviewed the underlying facts and evidence of this case.  Plaintiff Keel understands and acknowledges that if Plaintiff is Medicare-enrolled at the time of settlement, a H&P Defendant is required to report this Agreement to the CMS but further acknowledges that by doing so, the H&P Defendant does not concede or admit that it necessarily agrees that any H&P Defendant is liable for any alleged injuries.

Plaintiff Keel also represents and warrants that, if Plaintiff Keel has not already reimbursed or otherwise satisfied the Medicare Program for conditional payments made on claims for items and services relating to the injuries that are the subject of the action being resolved by this Agreement, Plaintiff Keel will do so in a timely manner as set forth in the MSP Provisions.

EXECUTION VERSION

Plaintiff Keel further represents and warrants that, to the extent any other government payer (including but not limited to Masshealth, Medicaid, Veteran’s Administration, Tricare/CHAMPUS) has a right to be reimbursed for any payments made on claims for items and services relating to the alleged injuries that are the subject of this action being resolved by this Agreement, Plaintiff Keel has, or will, fully reimburse, resolve, or otherwise satisfy such payers.

Plaintiff Keel acknowledges that in making payment pursuant to this Agreement, the H&P Defendants are reasonably relying on the representation and warranties made by Plaintiff Keel herein and these representations and warranties are a material inducement to Helmerich & Payne, Inc. to make payment as part of this Agreement.

The parties have agreed to properly consider Medicare’s interests as secondary payer under the Medicare Secondary Payer Act, as set forth above.  Plaintiff Keel represents and warrants that, to the best of all parties’ knowledge, Plaintiff Keel is not enrolled in the Medicare program as of the date of settlement.

However, given the “reasonable expectation” of Medicare eligibility, Plaintiff and his counsel have secured and have agreed to establish a Medicare Set-Aside (“MSA”) under the terms and conditions of attached Exhibit B.  The attached Medicare Set-Aside Exhibit B, provided by Shapiro Settlement Solutions and to be funded from the Plaintiff’s settlement proceeds, as set forth in Exhibit A, calls for $1,985,596.30 to be set-aside and utilized for future Medicare-allowable, claim-related medical expenses. The MSA is to be established and administered by Plaintiff or his trustee.  Defendants will not be involved in the administration of the MSA.

PLAINTIFF AGREES TO INDEMNIFY AND/OR HOLD HARMLESS AND DEFEND DEFENDANTS FROM ANY CAUSE OF ACTION, INCLUDING, BUT NOT LIMITED TO ANY LOSS OF MEDICARE OR SOCIAL SECURITY BENEFITS, OR ANY RECOVERY FROM THE CENTERS FOR MEDICARE AND MEDICAID SERVICES, THE MEDICARE SECONDARY PAYER RECOVERY CONTRACTOR, THE BENEFITS COORDINATION & RECOVERY CENTER, OR ANY OTHER MEDICARE AGENCY OR MEDICARE ADVANTAGE PLAN MAY PURSUE, INCLUDING ANY RECOVERY SOUGHT BY MEDICARE FOR PAST, PRESENT OR FUTURE LIENS.  Plaintiff also specifically agrees to release any claim or right to bring any possible future action under the MSP against Released Parties, including, but not limited to any cause of action under 42 U.S.C. §1395y(b)(3)(A).  Should Medicare require that it be reimbursed for any medical expenses for which it has paid, Plaintiff agrees to be responsible for the same.

Plaintiff has been given opportunity to seek assistance from legal counsel of his choosing and/or directly from the Social Security Administration or other governmental entity regarding any impact this Release may have on current or future eligibility for governmental benefits.

11.                               Structured Settlement.  Amounts to be structured, as set out in Exhibit A, shall be co-brokered with Atlas Settlement Group and Scott Freeman of Settlement Alliance.  Should AIG proceeds be utilized for such a structured settlement, an AIG-approved life market will be utilized for the portion of the settlement funded by AIG.  Additional detail regarding the distribution of the settlement funds outlined in this Agreement is provided in Exhibit A which is attached and incorporated by reference.

EXECUTION VERSION

12.                               Acknowledgement of Mutual Compromise and Valuable Consideration.  The Parties hereby acknowledge and agree that the exchange set forth in this Settlement Agreement reflects a mutual compromise and constitutes an exchange of valuable consideration.  All Parties agree that this is a material inducement to each of the Parties entering into this Settlement Agreement.

13.                               Attorneys’ Fees, Expenses, and Costs.  The Parties agree that each Party shall be solely responsible for its own litigation costs and fees, attorneys’ fees, expenses, and other costs incurred in connection with the Dispute, this Settlement Agreement, and any future disputes between each of the Defendants and the Plaintiffs, and the Intervenor and the Plaintiffs.  But the H&P Defendants shall bear the responsibility of paying reasonable guardian ad litem fees for Plaintiffs; provided, however, that nothing in this Agreement is intended to, nor does it, extinguish the rights of the non-H&P Defendants to seek direct payment and/or reimbursement from the H&P Defendants of defense costs, including attorneys’ fees, expert witness and consultant fees, costs, and expenses, related to the Lawsuit.

14.                               No Other Payment or Compensation Due.  The Parties agree that the Settlement Payment shall exhaust and fully satisfy any debts or liabilities related to the Dispute.  Except as provided in Paragraph 13, the Parties further agree that the Parties and any of their past, present, and future principals, officers, directors, managers, partners, shareholders, stockholders, members, employees, parent companies, subsidiaries, affiliates, associated companies, agents, contractors, consultants, attorneys, trustees, trusts, trustors, settlors, investors, accountants, insurers, reinsurers, underwriters, predecessors, successors, assigns, heirs, dependents, executors, parents, spouses, if any, and representatives of any kind, do not and will not owe any amounts or sums of any kind or type in connection with the Dispute and this Settlement Agreement other than the Settlement Payment, including, without limitation, taxes, attorneys’ fees, costs, expenses, and/or damages relating to any claims that were or could have been asserted under or in connection with the Dispute.

15.                               General Release of Claims and Covenant Not to Sue.

(A)                               Plaintiffs’ Release of Defendants and Intervenor.  Upon payment of the Settlement Payment set forth in Paragraph 2, the Plaintiffs, on behalf of themselves and any of their past, present, and future agents, attorneys, administrators, trustees, trusts, trustors, settlors, accountants, insurers, reinsurers, underwriters, predecessors, successors, assigns, heirs, dependents, executors, parents, spouses, if any, and representatives of any kind RELEASE, ACQUIT, AND GENERALLY RELEASE each of the Defendants, the Non-Party Releasees, and the Intervenor, and any of their past, present, and future principals, officers, directors, managers, partners, shareholders, stockholders, members, employees, parent companies, subsidiaries, affiliates, associated companies, agents, contractors, consultants, attorneys, trustees, trusts, trustors, settlors, investors, accountants, insurers, reinsurers, underwriters, predecessors, successors, assigns, and representatives of any kind from all claims, debts, damages, penalties, fines, charges, demands, rights, grievances, liabilities, attorneys’ fees, suits, matters, issues and causes of action of every nature and description whatsoever known or unknown, whether or not concealed or hidden, including, but not limited to, any claims that were or could have been asserted in connection with the Dispute, as well as any and all such claims, debts, damages, penalties, fines, charges,

EXECUTION VERSION

demands, rights, grievances, liabilities, attorneys’ fees, suits, matters, issues and causes of action of every nature and description whatsoever that could be asserted in the future by Plaintiffs against any of the Defendants, the Non-Party Releasees or the Intervenor arising out of or relating to the Dispute, existing or accruing as of the date of receipt of the Settlement Payment.  However, this Settlement Agreement is not intended to cover and does not apply to Plaintiff Joshua Keel’s rights, if any, to pursue available workers’ compensation benefits, if any, in the future.  Any rights Plaintiffs may have after the Effective Date with respect to future workers’ compensation benefits will be controlled and governed by the law of New Mexico.

(B)                               Plaintiff Keel’s General Employment Release.  Upon payment of the Settlement Payment set forth in Paragraph 2, Plaintiff Keel, on behalf of himself and any of his past, present, and future agents, attorneys, trustees, trusts, trustors, settlors, accountants, insurers, reinsurers, underwriters, predecessors, successors, assigns, heirs, dependents, executors, parents, spouses, if any, and representatives of any kind RELEASES, ACQUITS, AND GENERALLY RELEASES Helmerich & Payne International Drilling Co. and Helmerich & Payne, Inc. and any of their past, present, and future principals, officers, directors, managers, partners, shareholders, stockholders, members, employees, parent companies, subsidiaries, affiliates, associated companies, agents, contractors, consultants, attorneys, trustees, trusts, trustors, settlors, investors, accountants, insurers, reinsurers, underwriters, predecessors, successors, assigns, and representatives of any kind (collectively, the “H&P Releasees”) from all claims, counterclaims, debts, damages, penalties, fines, charges, demands, rights, grievances, liabilities, attorneys’ fees, suits, matters, issues and causes of action of every nature and description whatsoever (including causes of action seeking declaratory or injunctive relief), known or unknown, whether or not concealed or hidden, including, but not limited to, any claims related to Keel’s employment with the H&P Releasees and separation therefrom.  Plaintiff Keel releases and waives any and all claims, including but not limited to those under any applicable federal laws, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, 42 U.S.C. § 1981 (“Title VII”), the Americans with Disabilities Act, as amended (“ADA”), the Equal Pay Act, as amended (“EPA”), the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, as amended (“FLSA”), the Sarbanes-Oxley Act, or under any applicable state or local laws or ordinances or any other legal restrictions on the H&P Releasees’ rights, including the Texas Commission on Human Rights Act and the New Mexico Human Rights Act.  Notwithstanding the foregoing release in this Paragraph 15(B), this release does not waive Plaintiff Joshua Keel’s rights to enforce this Agreement.  However, this Settlement Agreement is not intended to cover and does not apply to Plaintiff Joshua Keel’s rights, if any, to pursue available workers’ compensation benefits, if any, in the future.  Any rights Plaintiffs may have after the Effective Date with respect to future workers’ compensation benefits will be controlled and governed by the law of New Mexico.

EXECUTION VERSION

(C)                               Defendants’ and Intervenor’s Release of Each Other.  Upon entry of the court’s order dismissing the Declaratory Action with prejudice as provided in Paragraph 8, each of the Defendants and the Intervenor, on behalf of themselves and their insurers, reinsurers, and underwriters RELEASE, ACQUIT, AND GENERALLY RELEASE each of the other Defendants and the Intervenor and any of their respective past, present, and future principals, officers, directors, managers, partners, shareholders, stockholders, members, employees, parent companies, subsidiaries, affiliates, associated companies, agents, contractors, consultants, attorneys, trustees, trusts, trustors, settlors, investors, accountants, insurers, reinsurers, underwriters, predecessors, successors, assigns, and representatives of any kind from all claims, debts, damages, penalties, fines, charges, demands, rights, grievances, liabilities, attorneys’ fees, suits, matters, issues and causes of action of every nature and description whatsoever known or unknown, whether or not concealed or hidden, including, but not limited to, any claims that were or could have been asserted in connection with the Dispute, and all subrogation claims and actions of any kind whatsoever that were or could have been filed by, through or on behalf of H&P’s insurers and underwriters against the non-H&P Defendants, subject to the terms provided herein, including but not limited to Paragraph 13.

(D)                               The claims released by the Plaintiffs, Defendants, and Intervenor are collectively the “Released Claims.”

(E)                                To the fullest extent permitted by law, the Parties covenant not to (i) assert any Released Claims and any related claims, including related future accrued claims, in any forum against any of the Parties and any of their past, present, and future principals, officers, directors, managers, partners, shareholders, stockholders, members, employees, parent companies, subsidiaries, affiliates, associated companies, agents, contractors, consultants, attorneys, trustees, trusts, trustors, settlors, investors, accountants, insurers, reinsurers, underwriters, predecessors, successors, assigns, heirs, dependents, executors, parents, spouses, if any, and representatives of any kind, and (ii) encourage or assist anyone to assert any Released Claims or related claims, including related future accrued claims, against any of the Parties and any of their past, present, and future principals, officers, directors, managers, partners, shareholders, stockholders, members, employees, parent companies, subsidiaries, affiliates, associated companies, agents, contractors, consultants, attorneys, trustees, trusts, trustors, settlors, investors, accountants, insurers, reinsurers, underwriters, predecessors, successors, assigns, heirs, dependents, executors, parents, spouses, if any, and representatives of any kind.  However, this Settlement Agreement is not intended to cover and does not apply to Plaintiff Joshua Keel’s rights, if any, to pursue available workers’ compensation benefits, if any, in the future.  Any rights Plaintiffs may have after the Effective Date with respect to future workers’ compensation benefits will be controlled and governed by the law of New Mexico.

16.                               Representations, Warranties, and INDEMNITY.  By executing this Settlement Agreement and as a condition precedent to any obligations or liabilities of the Parties, the Parties expressly acknowledge, represent, and warrant that they (i) are not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in this Settlement Agreement; (ii) have made their own investigation of the facts and are relying solely upon their own knowledge and the advice of their own legal counsel; (iii) knowingly waive any claim that this Settlement Agreement was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Settlement Agreement based upon presently existing facts, known or unknown; (iv) are the lawful owner of the claims and the potential claims released in this Settlement Agreement; (v) they have full capacity and authority to settle,

EXECUTION VERSION

compromise, and release their claims and potential claims and to enter into this Settlement Agreement; (vi) no other person or entity has inherited, acquired, or has been assigned, or will in the future inherit, acquire, or have any right to assert, against any of the Parties any portion of the claims or potential claims released in this Settlement Agreement; and (vii) they know of no other person or entity that intends to assert a claim by, through, under, or on behalf of them, and THE PARTIES EACH FURTHER AGREE TO INDEMNIFY AND/OR HOLD HARMLESS EACH OTHER TO THE EXTENT A CLAIM OR CAUSE OF ACTION RELATED TO THE CLAIMS OR POTENTIAL CLAIMS RELEASED IN THIS SETTLEMENT AGREEMENT IS BROUGHT BY, THROUGH, OR ON BEHALF OF THAT PARTY AGAINST ANOTHER PARTY.  The Parties stipulate that each Party is relying upon these representations and warranties in entering into this Settlement Agreement.  These representations and warranties shall survive the execution of this Settlement Agreement.

17.                               Notices.  Any notice, request, instruction, or other document or communication required or permitted to be given under this Settlement Agreement shall be in writing and shall be deemed given (i) upon receipt if delivered in person, by a messenger, or courier service; or (ii) three business days after being deposited in the U.S. mail, certified or registered, return receipt requested, postage prepaid, addressed as follows:

If to Plaintiffs, delivered to:

Arnold & Itkin LLP

6009 Memorial Drive

Houston, TX 77007
Attention: Jason Itkin, Esq.

If to Devon Energy Corporation, Devon Energy Production Company, and/or Devon International, Ltd., delivered and e-mailed to:

Hawash Meade Gaston Neese & Cicack LLP

2118 Smith Street

Houston, TX 77002

Attention:  Donald John Neese, Jr., Esq.

E-mail: jneese@hmgnc.com

If to Weatherford International LLC, delivered to:

Blank Rome LLP

717 Texas Avenue, Suite 1400

Houston, TX 77008

Attention:  Keith B. Letourneau, Esq.

If to Helmerich & Payne, Inc. and/or Helmerich & Payne International Drilling Co., delivered to:

Helmerich & Payne, Inc.

1437 S. Boulder Ave., Suite 1400

Tulsa, OK 74119-3623

Attention:  Cara M. Hair, Esq.

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with a courtesy copy (which does not constitute notice) delivered to:

Sidley Austin LLP

2021 McKinney Avenue, Suite 2000

Dallas, TX 75201

Attention: Michelle Hartmann, Esq.

If to Wayne Duncan LLC, delivered to:

Bland & Partners, PCC

1717 St. James Place, Suite 360

Houston, TX 77056

Attention:  Susan Noe Wilson, Esq.

If to Battle Energy Services, LLC, delivered to:

Bland & Partners, PCC

1717 St. James Place, Suite 360

Houston, TX 77056

Attention:  Susan Noe Wilson, Esq.

If to Fuson Industrial Maintenance, LLC, delivered to:

Donato, Minx, Brown & Pool, P.C.

3200 Southwest Freeway, Suite 2300

Houston, TX 77027

Attention:  Robert D. Brown

If to Sierra Engineering, LLC, delivered to:

Ireson & Weizel, PLLC

9720 Cypresswood Drive, Suite 238

Houston, TX 77070

Attention:  Lansford O. Ireson

If to Man Welding Services, Inc., delivered to:

Royston Rayzor Vickery & Williams

1600 Smith Street, Suite 5000

Houston, TX 77002

Attention:  Terry Fitzgerald

EXECUTION VERSION

If to GSM Consulting, Inc. d/b/a GSM, Inc., delivered to:

Royston Rayzor Vickery & Williams

1600 Smith Street, Suite 5000

Houston, TX 77002

Attention:  Terry Fitzgerald

If to Jeff Lajoie, delivered to:

Royston Rayzor Vickery & Williams

1600 Smith Street, Suite 5000

Houston, TX 77002

Attention:  Terry Fitzgerald

If to New Hampshire Insurance Company, delivered to:

Adami, Shuffield, Scheihing & Burns

9311 San Pedro Avenue, Suite 900

San Antonio, TX 78216

Attention:  E. Wayne Shuffield

or to such other address or addresses as may be specified in writing from time to time by any Party to the other Parties.

18.                               No Admission of Fault or Liability.  This Settlement Agreement is made to terminate any and all controversies, real or potential, asserted or unasserted, and claims for injuries or damages of any nature whatsoever, real or potential, accrued or unaccrued, asserted or unasserted, by the Parties relating in any way to the Dispute. Neither the execution and delivery of this Settlement Agreement, nor compliance with its terms, shall constitute an admission of any fault or liability on the part of any of the Parties, or any of their respective agents, attorneys, representatives, or employees.  None of the Parties to this Settlement Agreement admits fault or liability of any sort and, in fact, all Parties expressly deny fault and liability.  However, this Settlement Agreement is not intended to cover and does not apply to Plaintiff Joshua Keel’s rights, if any, to pursue available workers’ compensation benefits, if any, in the future.  Any rights Plaintiffs may have after the Effective Date with respect to future workers’ compensation benefits will be controlled and governed by the law of New Mexico.

19.                               Consultation with Attorneys.  The Parties understand and acknowledge that they have had the opportunity to retain independent counsel to represent them in connection with their consideration of this Settlement Agreement, and have done so.  The Parties represent and warrant that each of them has undertaken its own investigation of the facts and is relying solely upon its own knowledge and the advice of its counsel.  The Parties further represent and warrant to each other that they have each consulted with independent counsel and other advisors with respect to the preparation, negotiation, and execution of this Settlement Agreement to the extent they deemed such consultation necessary or appropriate, and have been provided with a reasonable period of time to consider and execute this Settlement Agreement.  The Parties, therefore, stipulate and agree that this Settlement Agreement shall not be construed against any Party as the drafter thereof.  All provisions of this Settlement Agreement have been negotiated by the Parties at arms’ length, and no Party shall be deemed the scrivener of this Settlement Agreement.

EXECUTION VERSION

The Parties agree and direct that the rule of contract construction providing that ambiguous contract terms should be interpreted against the drafting party shall not apply nor be applied to this Settlement Agreement.  The representations and warranties contained in this Paragraph shall survive the execution of this Settlement Agreement.

20.                               Voluntary Agreement.  The Parties acknowledge that they have read this Settlement Agreement and understand all of its terms and that this Settlement Agreement is executed voluntarily, without duress, and with full knowledge of its legal significance.  Each Party represents and warrants that it has consulted with its legal advisors regarding the meaning and advisability of this Settlement Agreement to the extent such Party has determined such consultation to be necessary or appropriate.  Such representations and warranties shall survive the execution of this Settlement Agreement.

21.                               GOVERNING LAW.  THIS SETTLEMENT AGREEMENT SHALL BE EXCLUSIVELY GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, EXCEPT THAT ANY PROVISIONS OF TEXAS LAW SUGGESTING OR REQUIRING THE APPLICATION OF ANOTHER STATE’S LAW SHALL BE DISREGARDED.

22.                               Disputes Regarding This Agreement.  Any and all disputes relating to or arising from this Settlement Agreement shall be settled:  (i) first, by an attempt at mediation by the parties in Houston, Texas, with the Parties to split the costs of such mediation; and (ii) second, by a court of competent jurisdiction in Houston, Texas having venue over the subject matter.  The Parties specifically consent to jurisdiction of the state and federal courts sitting in Houston, Texas solely related to any disputes regarding this Settlement Agreement.

23.                               Confidentiality.  The Parties each acknowledge and agree that they will keep the negotiations leading to the Settlement Agreement, as well as the terms and amount of the Settlement Agreement STRICTLY AND COMPLETELY CONFIDENTIAL, and that they will not communicate or otherwise disclose to anyone, the terms, amounts, copies, or fact of the Settlement Agreement, except to state that the matter has been settled and as may be required by law, including but not limited to the disclosure requirements of a public company; provided, however, that the Parties may make such disclosures to its accountants, bookkeepers, financial consultants, lawyers, tax advisors, investors, insurers, regulators, and employees as necessary for the purpose of operating its business, preparing and maintaining their books and records, preparing income tax returns, or obtaining tax, financial, or legal advice.  Each Party agrees that this paragraph is a material inducement to each other Party entering into the Settlement Agreement.  Each Party agrees that each other Party would be irreparably harmed by a breach of this paragraph and may seek an ex parte temporary restraining order or other injunctive relief to enforce this paragraph without posting a bond.  The Parties agree that the sum of ONE THOUSAND DOLLARS AND ZERO CENTS ($1,000) out of the monies paid to Plaintiffs constitutes consideration in support of the obligations set forth in this Confidentiality Clause.

24.                               Public Statement.  Each of the Parties shall make no public statement, including any posting on any social media outlet, including those that may be personal or private, relating to the Dispute or the Settlement Agreement.  Inquiries from the public will be responded to without comment, other than to say that the matter has been settled.

EXECUTION VERSION

Each Party agrees that this paragraph is a material inducement to each other Party entering into the Settlement Agreement.  Each Party agrees that each other Party would be irreparably harmed by a breach of this paragraph and may seek an ex parte temporary restraining order or other injunctive relief to enforce this paragraph without posting a bond.

25.                               Entire Agreement and Integration Clause.  This Settlement Agreement integrates the whole of all agreements and understandings of any sort or character between the Parties concerning the subject matter of the Dispute and the Settlement Agreement (including all claims released herein), and supersedes all prior negotiations, discussions, or agreements of any sort whatsoever, whether oral or written, to the extent that such negotiations, discussions, or agreements relate to (i) the Dispute or (ii) any claims that a Party against whom this Settlement Agreement is sought to be enforced has otherwise released in this Settlement Agreement.  NO REPRESENTATIONS, AGREEMENTS, UNDERSTANDINGS, OR INDUCEMENTS (WHETHER WRITTEN, UNWRITTEN, VERBAL OR OTHERWISE) SHALL AFFECT THE CONSTRUCTION OR ENFORCEMENT OF THIS SETTLEMENT AGREEMENT, EXCEPT AS SET FORTH EXPRESSLY AND SPECIFICALLY IN THIS SETTLEMENT AGREEMENT, IT BEING STIPULATED THAT, WITH RESPECT TO THE SUBJECT MATTER OF THIS SETTLEMENT AGREEMENT (INCLUDING ALL CLAIMS RELEASED HEREIN), THE RIGHTS OF THE PARTIES HERETO AGAINST ANY OPPOSING PARTY HERETO SHALL BE GOVERNED EXCLUSIVELY BY THIS SETTLEMENT AGREEMENT.

26.                               Severability.  If any provision hereof is invalid or unenforceable, then, to the fullest extent permitted by law, the other provisions hereof shall remain in full force and effect and there shall be deemed substituted for the provision at issue a valid, legal, and enforceable provision as similar as possible to the provision at issue in order to carry out the intentions of the Parties hereto as nearly as may be possible.

27.                               Amendments in Writing; No Waiver.  This Settlement Agreement may only be amended or modified by a written instrument that has been executed by the Parties.  The failure by any of the Parties to enforce at any time, or for any period of time, any one or more of the terms or conditions of this Settlement Agreement, or a course of dealing between the Parties, shall not be a waiver of such terms or conditions or of such Party’s right thereafter to enforce each and every term and condition of this Settlement Agreement.

28.                               Construction.  Words in this Settlement Agreement of the male, female, or neutral gender shall be construed to include any other gender where appropriate.  Words used in this Settlement Agreement that are either singular or plural shall be construed to include the other where appropriate.

29.                               Headings.  The headings in this Settlement Agreement are for convenience only and shall not limit, expand, affect, or alter the meaning of any text.

30.                               Multiple Counterparts.  This Settlement Agreement may be signed in multiple counterparts and, when each Party has signed a counterpart hereof, each such counterpart shall be a binding and enforceable agreement as an original.

EXECUTION VERSION

31.                               Facsimile Signatures.  This Settlement Agreement may be executed by facsimile or electronically transmitted signatures (including by .pdf), and such facsimile or electronically transmitted signatures will be deemed to be as valid as an original signature whether or not confirmed by delivering the original signatures in person, by courier or by mail, although it is the Parties’ intentions to deliver original signatures after delivery of facsimile or electronically transmitted signatures.

THE UNDERSIGNED HAVE CAREFULLY READ THE FOREGOING CONFIDENTIAL SETTLEMENT AGREEMENT, KNOW THE CONTENTS THEREOF, FULLY UNDERSTAND IT, AND SIGN THE SAME AS ITS OWN FREE ACT.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

EXECUTION VERSION

AGREED, ACKNOWLEDGED, AND APPROVED:

PLAINTIFF:	DEFENDANT:

/s/ Joshua Keel	/s/ Cara M. Hair
Individually and as next friend of the minor children E.K. and V.K	DEFENDANT HELMERICH & PAYNE, INC.

/s/ [not legible]	/s/ Cara M. Hair
ATTORNEY FOR PLAINTIFF	DEFENDANT HELMERICH & PAYNE INTERNATIONAL DRILLING CO

/s/ Tina Kay	/s/ Tony D. Vaughn
Tina Kay	DEFENDANT DEVON ENERGY CORPORATION

/s/ Tony D. Vaughn
DEFENDANT DEVON ENERGY PRODUCTION COMPANY, LP

/s/ Tony D. Vaughn
DEFENDANT DEVON INTERNATIONAL, LTD.

/s/ Wayne Duncan
DEFENDANT WAYNE DUNCAN LLC

/s/ [not legible]
DEFENDANT WEATHERFORD INTERNATIONAL LLC

/s/ [not legible]
DEFENDANT BATTLE ENERGY SERVICES, LLC

EXECUTION VERSION

/s/ [not legible]
DEFENDANT FUSON INDUSTRIAL MAINTENANCE, LLC

/s/ [not legible]
DEFENDANT SIERRA ENGINEERING, LLC

/s/ [not legible]
DEFENDANT MAN WELDING SERVICES, INC.

/s/ [not legible]
DEFENDANT GSM CONSULTING INC. D/B/A GSM, INC.

/s/ Jeff Lajoie
DEFENDANT JEFF LAJOIE

/s/ E. Wayne Sheffield
INTERVENOR NEW HAMPSHIRE INSURANCE COMPANY

APPROVED AS TO FORM:

/s/ Donna Roth
Donna Roth
GUARDIAN AD LITEM for Plaintiff Joshua Keel

/s/ Ana Hernandez
Ana Hernandez
GUARDIAN AD LITEM for Plaintiff Erin Keel

/s/ Ana Hernandez
Ana Hernandez
GUARDIAN AD LITEM for Plaintiff Veda Keel

EXHIBIT A TO CONFIDENTIAL SETTLEMENT

AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Exhibit A sets forth the distribution of the Settlement Payment stated in paragraph 2 of the Settlement Agreement.  Helmerich & Payne Inc. and/or its insurers and/or its underwriters (collectively, the “Payor”) agree to pay or cause to be paid the following:

1.0                               Cash at Settlement:

Cash in the amount of $43,959,350.00 payable to Plaintiff Joshua Keel, as plaintiff and next friend of E.K. and V.K., and Arnold & Itkin LLP as co-payees, which includes an Initial Deposit in the amount of $155,502.00 for the MSA Account for Plaintiff Joshua Keel.

2.0                               Periodic Payments:

A. Payor shall pay or cause to be paid the periodic payments outlined below. The periodic payments will be funded with a present value of Sixteen Million Forty Thousand Six Hundred Fifty Dollars and No/100 ($16,040,650.00) payable to BHG Structured Settlements, Inc. to fund the future periodic payments respectively described below.

Periodic Payments Payable to Joshua Keel Special Care Trust (“Payee”)

$50,188.00 payable monthly for the life of Joshua Keel with forty (40) years guaranteed.  Payments commence January 15, 2017 with the last guaranteed payment payable December 15, 2056.

$43,573.68 payable annually for the life of Joshua Keel with forty (40) years guaranteed.  Payments commence January 1, 2018 with the last guaranteed payment payable January 1, 2057.

Following Joshua Keel’s death, 100% of the remaining and unpaid certain payments listed below as Commutable Payments will be commuted in exchange for a lump sum equal to 95% of the present value of the unpaid Commutable Payments, as calculated by the Annuity Issuer. The present value will be computed using a discount rate equal to the annual effective yield on the date of death of Joshua Keel of the highest yielding U.S. treasury strip available as reported in the Wall Street Journal (or an equivalent source of such information), plus 200 basis points (2 percentage points). If the date of Joshua Keel’s death is not a business day, the yield on the next business day will be used. The commutation payment will be determined within 30 days after the Annuity Issuer is notified in writing of the death of Joshua Keel.

The commutation payment will be paid to the person, persons, or entity named as the Contingent Payee under the Annuity Contract.

The payee designation for a specific payment may be irrevocable, and nothing herein shall imply that any Commutable Payment is eligible for transfer to any other person. However, if Joshua Keel has transferred any amount of a specific payment to any other person pursuant to an order of a court under applicable state law, the amount so transferred will not be considered to be a Commutable Payment.

1

The amount so transferred will first be deducted from that portion of the specific payment which is not listed below as a Commutable Payment.  If the amount transferred cannot be fully satisfied exclusive of the that portion listed below as a Commutable Payment, any remaining amount necessary to satisfy said transfer shall be deemed to have been removed from the Commutable Payments hereunder.

COMMUTABLE PAYMENTS:

$50,188.00 payable monthly for forty (40) years guaranteed.  Payments commence January 15, 2017 with the last guaranteed payment payable December 15, 2056.

$43,573.68 payable annually for forty (40) years guaranteed.  Payments commence January 1, 2018 with the last guaranteed payment payable January 1, 2057.

B. Payor shall pay or cause to be paid the periodic payments outlined below. The periodic payments will be funded with a present value of Ten Million Dollars and No/100 ($10,000,000.00) payable to MetLife Tower Resources Group, Inc. to fund the future periodic payments described below.

Periodic Payments Payable to Joshua Keel Special Care Trust (“Payee”)

$32,653.40 payable monthly for the life of Joshua Keel with forty (40) years guaranteed.  Payments commence January 15, 2017 with the last guaranteed payment payable December 15, 2056.

If Joshua Keel dies and there remain any unpaid payments due under this certificate, 100% of such payments will be commuted and paid to the payee named by the Owner in a single sum.

MetLife will pay a commuted value equal to 95 percent of the present value of the remaining guaranteed benefits under this certificate which would provide such commuted payments. MetLife will compute this value as of the date of death of Joshua Keel. MetLife will use its then current annuity rates for the same or similar certificates in effect on such date.  If such annuity rates are not available at the time of MetLife’s determination of the commuted value, then the commuted payment will be calculated on the basis of the interest rate assumptions used to price any annuity upon which MetLife determines are competitive rates over the appropriate time frame.

C. Payor shall pay or cause to be paid the periodic payments outlined below. The periodic payments will be funded with a present value of One Million Dollars and No/100 ($1,000,000.00) payable to BHG Structured Settlements, Inc. to fund the future periodic payments described below.

(i) Periodic Payments Payable to Erin Keel Settlement Preservation Trust (“Payee”)

$25,000.00 payable semi-annually for five (5) years guaranteed (10 payments).  Payments commence November 6, 2025 with the last guaranteed payment payable May 6, 2030.

2

$1,000.00 payable monthly for five (5) years guaranteed.  Payments commence November 6, 2025 with the last guaranteed payment payable October 6, 2030.

$2,500.00 payable monthly for seven (7) years guaranteed.  Payments commence November 6, 2030 with the last guaranteed payment payable October 6, 2037.

$  50,000.00 guaranteed lump sum payable November 6, 2030.

$100,000.00 guaranteed lump sum payable November 6, 2032.

$150,000.00 guaranteed lump sum payable November 6, 2034.

(ii) Periodic Payments Payable to Erin Keel (“Payee”)

$2,500.00 payable monthly for five (5) years guaranteed.  Payments commence November 6, 2037 with the last guaranteed payment payable October 6, 2042.

$200,000.00 guaranteed lump sum payable November 6, 2037.

$671,000.00 guaranteed lump sum payable November 6, 2042.

D. Payor shall pay or cause to be paid the periodic payments outlined below. The periodic payments will be funded with a present value of One Million Dollars and No/100 ($1,000,000.00) payable to BHG Structured Settlements, Inc. to fund the future periodic payments described below.

(i) Periodic Payments Payable to Veda Keel Settlement Preservation Trust (“Payee”)

$25,000.00 payable semi-annually for five (5) years guaranteed (10 payments).  Payments commence January 20, 2028 with the last guaranteed payment payable July 20, 2032.

$1,000.00 payable monthly for five (5) years guaranteed.  Payments commence January 20, 2028 with the last guaranteed payment payable December 20, 2032.

$2,500.00 payable monthly for seven (7) years guaranteed.  Payments commence January 20, 2033 with the last guaranteed payment payable December 20, 2039.

$  50,000.00 guaranteed lump sum payable January 20, 2033.

$100,000.00 guaranteed lump sum payable January 20, 2035.

$150,000.00 guaranteed lump sum payable January 20, 2037.

(ii) Periodic Payments Payable to Veda Keel (“Payee”)

$2,500.00 payable monthly for five (5) years guaranteed.  Payments commence January 20, 2040 with the last guaranteed payment payable December 20, 2044.

$300,000.00 guaranteed lump sum payable January 20, 2040.

$778,000.00 guaranteed lump sum payable January 20, 2045.

3

All sums set forth herein constitute damages on account of personal physical injuries or sickness, within the meaning of §104(a)(2) of the Internal Revenue Code of 1986, as amended.

3.0                               Rights to Payments:

Plaintiffs acknowledge and agree that neither the Periodic Payments nor any rights thereto or interest therein (collectively, “Payment Rights”) can be:

(a)                                 accelerated, deferred, increased or decreased by Plaintiffs or any Payee;

(b)                                 sold, mortgaged, assigned, pledged, hypothecated or otherwise transferred or encumbered, either directly or indirectly, by Plaintiffs or any Payee unless such sale, assignment, pledge, hypothecation or other transfer or encumbrance (any such transaction being hereinafter referred to as a “Transfer”) has been approved in advance in a “qualified order” as outlined in Section 5891(b)(2) of the Internal Revenue Code of 1986, as amended (a “Qualified Order”), and approved by a court of competent jurisdiction and otherwise complies with applicable state law, including without limitation any and all applicable state structured settlement protection statutes.

Plaintiffs or any Payee shall not have the power to affect a Transfer of Payment Rights except as provided in subparagraph (b) above, and any other purported Transfer of Payment Rights shall be wholly void.

4.0                               Beneficiary:

Any payments to be made after the death of Joshua Keel pursuant to the terms of this Exhibit A to the Confidential Settlement Agreement and General Release of Claims in paragraphs 2.0 A. and 2.0 B. shall be made to the Joshua Keel Special Care Trust.  If the entity or person designated is not in existence/living at the time of Joshua Keel’s death, such payments shall be made to the Estate of Joshua Keel.  No such designation, nor any revocation thereof, shall be effective unless it is in writing and delivered to Payor’s Assignee.  The designation must be in a form acceptable to Payor’s Assignee before such payments are made.

Any payments to be made after the death of Erin Keel pursuant to the terms of this Exhibit A to the Confidential Settlement Agreement and General Release of Claims in paragraph 2.0 C. shall be made to the Estate of Erin Keel, unless otherwise Court ordered, until the age of majority.  Upon reaching the age of majority, Erin Keel may designate any such person or entity as beneficiary in writing to the Payor’s Assignee.  If no such person or entity is so designated by Erin Keel, or if the person designated is not living at the time of Erin Keel’s death, such payments shall be made to the Estate of Erin Keel.  No such designation, nor any revocation thereof, shall be effective unless it is in writing and delivered to the Payor’s Assignee.  The designation must be in a form acceptable to the Payor’s Assignee before such payments are made.

4

Any payments to be made after the death of Veda Keel pursuant to the terms of this Exhibit A to the Confidential Settlement Agreement and General Release of Claims in paragraph 2.0 D. shall be made to the Estate of Veda Keel, unless otherwise Court ordered, until the age of majority.  Upon reaching the age of majority, Veda Keel may designate any such person or entity as beneficiary in writing to the Payor’s Assignee.  If no such person or entity is so designated by Veda Keel, or if the person designated is not living at the time of Veda Keel’s death, such payments shall be made to the Estate of Veda Keel.  No such designation, nor any revocation thereof, shall be effective unless it is in writing and delivered to the Payor’s Assignee.  The designation must be in a form acceptable to the Payor’s Assignee before such payments are made.

5.0                               Consent to Qualified Assignment:

Plaintiffs acknowledge and agree that Payor shall make a “qualified assignment”, within the meaning of Section 130(c) of the Internal Revenue Code of 1986, as amended, of Payor’s liability to make the periodic payments as set forth in paragraphs 2.0 A., 2.0 C. and 2.0 D. to BHG Structured Settlements, Inc. (“Assignee”).  The Assignee’s obligation for the payment of the periodic payments shall be no greater than that of Payor (whether by judgment or agreement) immediately preceding the assignment of their periodic payments obligation.

Plaintiffs acknowledge and agree that Payor shall make a “qualified assignment”, within the meaning of Section 130(c) of the Internal Revenue Code of 1986, as amended, of Payor’s liability to make the periodic payments as set forth in paragraph 2.0 B. to MetLife Tower Resources Group, Inc. (“Assignee”).  The Assignee’s obligation for the payment of the periodic payments shall be no greater than that of Payor (whether by judgment or agreement) immediately preceding the assignment of their periodic payments obligation.

Such assignments shall be accepted by Plaintiffs without right of rejection and shall completely release and discharge Payor from the Periodic Payments obligation assigned to the respective Assignee.  Plaintiffs recognize that the respective Assignee shall be the sole obligor with respect to the Periodic Payments obligation that pertains to the liability of Payor shall thereupon become final, irrevocable and absolute.

6.0                               Right to Purchase an Annuity:

BHG Structured Settlements, Inc., Assignee, shall fund the liability to make the Periodic Payments outlined in paragraphs 2.0 A., 2.0 C. and 2.0 D. through the purchase of annuity policies from Berkshire Hathaway Life Insurance Company of Nebraska (“Annuity Issuer”).  BHG Structured Settlements, Inc. shall be the sole owner of the annuity policies and shall have all rights of ownership.  BHG Structured Settlements, Inc. may have Berkshire Hathaway Life Insurance Company of Nebraska mail payments directly to the Payee(s).  Said Payee(s) shall be responsible for maintaining a current mailing address with BHG Structured Settlements, Inc.

5

MetLife Tower Resources Group, Inc., Assignee, shall fund the liability to make the Periodic Payments outlined in paragraph 2.0 B. through the purchase of an annuity policy from Metropolitan Life Insurance Company (“Annuity Issuer”).  MetLife Tower Resources Group, Inc. shall be the sole owner of the annuity policy and shall have all rights of ownership.  MetLife Tower Resources Group, Inc. may have Metropolitan Life Insurance Company mail payments directly to the Payee(s).  Said Payee(s) shall be responsible for maintaining a current mailing address with MetLife Tower Resources Group, Inc.

7.0                               Discharge of Obligation:

The obligation of the respective Assignee to make each Periodic Payment shall be fully discharged upon the mailing of a valid check or electronic funds transfer in the amount of such payment on or before the due date to the last address on record for the Payee(s) with the respective Annuity Issuer. If a Payee notifies an Assignee that any check or electronic funds transfer was not received, the respective Assignee shall direct the respective Annuity Issuer to initiate a stop payment action and, upon confirmation that such check was not previously negotiated or electronic funds transfer deposited, shall have the respective Annuity Issuer process a replacement payment.

IN ENTERING INTO THIS AGREEMENT, PLAINTIFFS REPRESENT THAT THEY HAVE COMPLETELY READ ALL OF ITS TERMS AND THAT SUCH TERMS ARE FULLY UNDERSTOOD AND VOLUNTARILY ACCEPTED BY PLAINTIFFS.  PLAINTIFFS HAVE BEEN REPRESENTED BY COUNSEL OF THEIR OWN CHOICE.

PLAINTIFF:

Joshua Keel, Individually and as next friend of the minor children E.K. and V.K

ATTORNEY FOR PLAINTIFF

Tina Kay

6

Exhibit B

Name: Joshua Keel

Date of Injury: 7/11/2014

Date of Report: 9/20/2016

Thank you for your referral. The summary of costs associated with the Medicare Set-Aside is noted below for your review. Please see the attached report for more detailed explanation.

Summary Outline

MSA Allocation:

Injury-Related Diagnosis:

Major neurocognitive disorder due to traumatic brain injury

Traumatic amputation of the left upper extremity at the shoulder

Chronic pain

Avulsion of the brachial plexus nerve roots

Avulsion of cervical roots

Neck pain

Mid back pain

Left facial paralysis

Exposure keratopathy

Nasal obstruction

Bilateral inferior turbinate hypertrophy

Mixed hearing loss, unilateral, on the left

Phrenic nerve injury

Hypoxia

Anxiety

Major depressive disorder, single episode, moderate

Total proposed Future Medical treatment (Part A & B):	$1,435,191.48
Total proposed Future Prescription Drug treatment (Part D):	$550,404.82
Total proposed MSA Amount:	$1,985,596.30

Annuity Funding:

Rated Age: 37

Life Expectancy: 43

If a structured settlement is utilized to fund the MSA Account, the annuity should provide:

Initial Deposit: $155,502.00                                Annual Payments: $43,573.68

If an annuity will be utilized to fund the MSA Account, a seed amount (to include two years annual cost) to be followed by annual deposit over the remainder of the life expectancy as noted above is recommended.

Name: Joshua Keel	Date of Accident: 7/11/2014
Date of Birth: 2/7/1986	State of Jurisdiction: NM
Medicare Recipient: Not a Medicare	Prepared By: Melissa Grimes, RN,
Beneficiary	CLCP, MSCC
Effective Date of Medicare:	Date of Report: 9/20/2016
Part A: N/A	Date Report Sent: 9/20/2016
Part B: N/A
Part D: N/A

LIABILITY

MEDICARE SET-ASIDE REPORT

1.                           INTRODUCTION:

This Liability Medicare Set-Aside Allocation was developed from a review of the medical records provided and research related to Joshua Keel’s injury claim, diagnosis and medical treatment. This Medicare Set-Aside Allocation will address current and future medical/rehabilitation needs typically covered by Medicare for Joshua Keel’s life expectancy. This report is based on the following body parts/conditions:

•              Head

•              Face

•              Eye

•              Hearing

•              Left upper extremity amputation

•              Cervical spine

•              Thoracic spine

•              Chest/Pulmonary

•              Psychological

2.                          CHRONOLOGICAL MEDICAL SUMMARY:

A heavy piece of machinery fell and struck Mr. Keel on his left side causing a traumatic brain injury, crush injury to his left chest, traumatic amputation of his left upper extremity, and a brachial plexus injury. Additional conditions noted included a skull fracture, facial fractures, ethmoid sinus fractures, incomplete eye closure, left facial paralysis, hearing loss on the left, left transverse process fractures of C3-6, left transverse process fracture of T2, multiple rib fractures, and a phrenic nerve injury/paralyzed left hemidiaphragm.

In 8/2014, Mr. Keel required in-patient treatment of his intractable pain. He was treated with Intravenous (IV) medications and then a Patient-Controlled Analgesia (PCA) pump. He was subsequently transferred to another facility for further rehabilitation. Oversight was provided primarily by a physiatrist, but Mr. Keel was also monitored by a neurosurgeon, neurootologist, otolaryngologist, pulmonologist, and psychologist. He temporarily wore a hard cervical collar and utilized a TENS unit. Mr. Keel was also maintained on oxygen via nasal cannula. His head injury was described as mild and while no seizure activity was reported, he was prescribed medication for seizure prophylaxis. No specific treatment was recommended relative to Mr. Keel’s left sided hearing loss. Mr. Keel participated in physical, pool, speech, and massage therapy. A working prototype prothesis was provided for the left upper extremity in 11/2014. After Mr. Keel reportedly failed various brachial plexus and cervical stellate ganglion blocks, a spinal cord stimulator was suggested. Repeat diagnostic studies showed healing of the fracture sites.

Mr. Keel remained under the care of a physiatrist, neurosurgeon, otolaryngologist, and psychologist into 2015. He participated in further physical, pool, occupational, and massage therapy. Speech therapy noted improvement in the areas of cognition. Continual oxygen was needed due to severe chronic hypoxia. A left arm diagnostic prosthesis was provided and ultimately replaced with a final myoelectric prosthesis later in the year. For management of nasal obstruction due to septal deviation and bilateral inferior turbinate hypertrophy, both the treating otolaryngologist and a consulting oral surgeon discussed surgery consisting of a septoplasty and inferior turbinate reduction.

On 4/13/2015, Mr. Keel underwent implantation of a high cervical spinal cord stimulator performed by the treating neurosurgeon. Further use of a TENS unit was not indicated following placement of the implanted spinal cord stimulator. Mr. Keel eventually relocated to his home state and resided with his brother. His ongoing care was assumed by a new physiatrist/pain management specialist. Mr. Keel complained of cervical and thoracic spine pain as well as anxiety.

Neuropsychological testing was conducted in 8/2015 resulting in diagnoses of major neurocognitive disorder due to traumatic brain injury, major depressive disorder, and anxiety disorder. Following the neuropsychological testing, it was noted that Mr. Keel would benefit from a psychiatric evaluation and psychotherapy. The same neuropsychiatrist conducted an independent brain injury functional evaluation as part of the Project Re-Entry program. He recommended a comprehensive outpatient cognitive rehabilitation program along with individual psychotherapy.

In 9/2015, Mr. Keel was also evaluated by a plastic surgeon. There were again recommendations for a nasal septal resection and reduction of the turbinates. There was also a recommendation for a lateral tarsorrhaphy of the lateral canthus of the left eye. This procedure would allow for closure of the paralyzed eye lid and prevent drying of the eye. The plastic surgeon noted the possibility that Mr. Keel’s left side of the face could start to droop and sag; therefore, within 5-10 years, he would benefit from a fascia lata sling support suspension. He indicated this procedure would require follow up surgeries every 10 years for retightening. Mr. Keel was reportedly concerned about the muscle mass lateral to his left breast, which was the remains of the forearm muscle attachment of the pectoralis major and minor muscles to the humerus. Consequently, the plastic surgeon discussed that the muscle could be lifted up, debulked, and suspended to the remains of the shoulder or clavicle with tendon transfer to fill out the hollow areas of the shoulder. However, it was noted that this would be a lot of surgery and the resultant pain might not be tolerated. It was suggested that any potential surgery would need to be supported by pain management before it was performed.

Mr. Keel underwent urological work up in early 2016, but no obstruction or significant pathology was noted. During his regular neurosurgical follow up visit, Mr. Keel was noted to be doing well with his spinal cord stimulator, which was providing meaningful pain relief. The stimulator underwent standard reprograming. Mr. Keel was also seen for adjustment to the left external powered prosthesis. Problems with myoelectric control as well as heaviness and cumbersomeness resulted in Mr. Keel not wearing the device part of the time. Further adjustments and changes were recommended to assist with better function and wear. Mr. Keel remained on continuous oxygen due to diminished lung capacity and left hemidiaphragm problems. There were short-term memory deficits reported, but Mr. Keel continued to live independently with his brother. No ongoing psychotherapy was noted. During a follow up with the plastic surgeon, a turbinectomy to improve nasal breathing and a tarsorrhaphy of the left lateral eye were again discussed. It was recommended that these surgeries not be performed on an outpatient basis due to Mr. Keel’s breathing problems. The plastic surgeon ultimately suggested these elective surgeries be put off for now with further follow up in one year.

Mr. Keel also came under the care of an ophthalmologist during 2016 for management of his dry, irritated eye. The diagnosis was exposure keratopathy on the left. Treatment consisted of a PROSE device. Medication management according to the medication history included Fentanyl patches, Lyrica, Methadone, Oxycodone, Meloxicam, Zorvolex, Levetiracetam, and Sertraline. While Baclofen was filled in 2015 and Gabapentin in 1/2016 only, neither medication was continued.

3.                               INJURY-RELATED DIAGNOSIS (with ICD Codes):

•                  Z87.820 Major neurocognitive disorder due to traumatic brain injury

•                  S48.912A Traumatic amputation of the left upper extremity at the shoulder

•                  G89.21 Chronic pain

•                  G54.0 Avulsion of the brachial plexus nerve roots

•                  S14.2XXA Avulsion of cervical roots

•                  M54.2 Neck pain

•                  M54.9 Mid back pain

•                  S04.52XS Left facial paralysis

•                  H16.219 Exposure keratopathy

•                  J34.89 Nasal obstruction

•                  J34.3 Bilateral inferior turbinate hypertrophy

•                  H90.72 Mixed hearing loss, unilateral, on the left

•                  J98.6 Phrenic nerve injury

•                  J96.91 Hypoxia

•                  F41.9 Anxiety

•                  F32.2 Major depressive disorder, single episode, moderate

4.                               ANTICIPATED MEDICARE COVERED SERVICES:

Future Medical Need of the type normally covered by Medicare	CPT/ Code	Frequency & Duration of Need
Physiatrist/Pain management visits	99213	4/year/LE
Neurosurgeon visits	99214	1/year/LE
Neurootology visits	99214	1/year/LE
Otolaryngologist visits	99214	1/year/LE
Plastic surgeon visits	99214	1/year/LE
Ophthalmologist visits	99214	1/year/LE
Pulmonologist visits	99213	4/year/LE
Psychiatric evaluation	99214	1/LE
Psychotherapy	90837	100/LE
Physical/Pool therapy	97110 x 3	48/LE
Occupational therapy	97110 x 3	48/LE
Speech therapy	97532 x 3	24/LE
Neuropsychological testing	96102 x 5	2/LE
Head CT scan without contrast	70450	6/LE
Temporal bone CT scan without contrast	70480	6/LE
Facial CT scan without contrast	70486	6/LE
Facial bone x-rays	70150	14/LE
Cone beam CT scan with and without contrast	70488	8/LE
Sinus x-rays	70220	14/LE

ENOG testing	92516	6/LE
EEG	95953	4/LE
Cervical CT scan without contrast	72125	6/LE
Cervical x-rays	72050	14/LE
Thoracic CT scan without contrast	72128	6/LE
Thoracic x-rays	72074	14/LE
Chest CT scan without contrast	71250	6/LE
Chest x-rays	71020	14/LE
Pulmonary function tests	All Inclusive	1/year/LE
Electrodiagnostic testing of diaphragm	95866	6/LE
SNIFF test	76000	6/LE
CMP	80053	1/year/LE
CBC	85025	1/year/LE
Levetiracetam level	80177	1/year/LE
Venipuncture	36415	1/year/LE
Pneumococcal vaccine	All Inclusive	2/LE
Influenza vaccine	All Inclusive	1/year/LE
Portable oxygen system rental	E1392	12/year/27 years;
		Medicare coverage for the O2 is only for a total of 3 years out of every 5 year cycle
Stationary oxygen system rental	E1390	12/year/27 years;
		Medicare coverage for the O2 is only for a total of 3 years out of every 5 year cycle
Spinal cord stimulator revisions	All Inclusive	6/LE
Spinal cord stimulator	All Inclusive	2/year/LE
reprogramming
Septoplasty with reduction of the turbinates	All Inclusive	1/LE
Tarsorrhaphy, left eye	All Inclusive	1/LE
Prosthesis	All Inclusive	8/LE
Prosthesis repairs	All Inclusive	Yearly except for year of replacement
Stump liners	L5673	6/year/LE
Cosmetic cover	All Inclusive	1/year/LE
Protective skin	All Inclusive	1/year/LE
Battery	All Inclusive	22/LE
Left upper extremity stump x-ray	73030	22/LE

Brachial plexus and cervical stellate ganglion blocks were not beneficial and therefore, are not included in the future care. The fascia lata sling support suspension and the procedure to lift up, debulk, and suspend the remains of the left shoulder/clavicle region were only discussed as possible treatment options. Neither surgery was addressed during the plastic surgeon’s reevaluation in 2016. As these procedures are not actively recommended, they will not be included in the MSA.

Lyrica is an anticonvulsant medication utilized off label for neuropathic spine pain without evidence of spinal cord injury and therefore, it is not covered by Medicare Part D. Additionally massage therapy is not covered by Medicare.

While an extensive cognitive rehabilitation program was discussed in 2015, this program would not meet Medicare coverage guidelines more than 24 months out from the traumatic brain injury. Thus, the program would not be covered by Medicare. The PROSE device is not utilized for the conditions/diagnoses supporting Medicare coverage.

5.                                 LIFE EXPECTANCY:

Joshua Keel’s median rated age of 37 years has been determined using statements from The Settlement Alliance — Houston, TX. Per the National Vital Statistics Report and Centers for Disease Control and Prevention 2011, Vol. 64, No. 11, September 22, 2015, for total population; Joshua Keel’s adjusted life expectancy, based upon rated age, is 43 years which will be utilized as a basis for the calculations in this report.

While it is not possible to accurately predict all future medical and technological advances or associated complications pertaining to Joshua Keel’s injury of 7/11/2014, the Medicare Set-Aside Allocation grids are thought to reflect what can be reasonably anticipated for Joshua Keel’s future medical care based on the information provided. Medicare’s reimbursement guidelines were considered to determine potential Medicare covered expenses. Present day costs were utilized and no provision has been made for future inflation.

6.                                 MEDICARE ALLOCATION AMOUNT:

The total Liability Medicare Set-Aside recommended amount is $1,985,596.30 inclusive of both future medical and future prescription treatment. If an annuity will be utilized to fund the Medicare Set-Aside account, the following are our recommendations. A seed amount of $155,501.90 (to include two years annual cost including septoplasty with turbinate reduction surgery and replacement of the prosthesis) to be followed by annual deposits of $43,573.68 for the remainder of the life expectancy.

References

•                  Cost projections are based on 80% Usual & Customary charges; claimant lives in LA — Louisiana, zip code 71016

•                  Prices obtained from SmartAdvisor

•                  Surgical cost obtained from Healthcare Bluebook

•                  DME pricing obtained from Noridian Healthcare Solutions

•                  The average wholesale price (per Redbook pricing) was used for drug pricing

•                  Truven Micromedex DrugDex®

•                  National Medical Policy: Cognitive Rehabilitation Post Traumatic Brain Injury, Policy Number: NMP129

•                  Massage: http://www.medicare.gov/coverage/massage-therapy.html

•                  Oxygen: https://www.virtuox.net/Dyndocs/Documents/LCDforOxygen.pdf

•                  PROSE device:

https://www.dmepdac.com/resources/articles/2015/10_09_15.html

MEDICAL ALLOCATION

Name: Joshua Keel		Life Expectancy:	43	Date of Report: 9/20/2016

Future Medical Need of						Total
the type normally		Frequency & Duration of	Per Unit	# of units/	Annual	# of	Total Cost Over
covered by Medicare	CPT/ Code	Need	Cost	year	Cost	Years	Life Expectancy
Physiatrist/Pain management visits	99213	4/year/LE	$140.21	4	$560.84	43	$24,116.12
Neurosurgeon visits	99214	1/year/LE	$203.20	1	$203.20	43	$8,737.60
Neurootology visits	99214	1/year/LE	$203.20	1	$203.20	43	$8,737.60
Otolaryngologist visits	99214	1/year/LE	$203.20	1	$203.20	43	$8,737.60
Plastic surgeon visits	99214	1/year/LE	$203.20	1	$203.20	43	$8,737.60
Ophthalmologist visits	99214	1/year/LE	$203.20	1	$203.20	43	$8,737.60
Pulmonologist visits	99213	4/year/LE	$140.21	4	$560.84	43	$24,116.12
Psychiatric evaluation	99214	1/LE	$203.20	1	$203.20	1	$203.20
Psychotherapy	90837	100/LE	$227.12	100	$22,712.00	1	$22,712.00
Physical/Pool therapy	97110 x 3	48/LE	$183.45	48	$8,805.60	1	$8,805.60
Occupational therapy	97110 x 3	48/LE	$183.45	48	$8,805.60	1	$8,805.60
Speech therapy	97532 x 3	24/LE	$139.32	24	$3,343.68	1	$3,343.68
Neuropsychological testing	96102 x 5	2/LE	$1,630.65	1	$1,630.65	2	$3,261.30
Head CT scan without contrast	70450	6/LE	$906.44	1	$906.44	6	$5,438.64
Temporal bone CT scan without contrast	70480	6/LE	$1,039.74	1	$1,039.74	6	$6,238.44
Facial CT scan without contrast	70486	6/LE	$986.42	1	$986.42	6	$5,918.52
Facial bone x-rays	70150	14/LE	$161.62	1	$161.62	14	$2,262.68
Cone beam CT scan with and without contrast	70488	8/LE	$1,351.66	1	$1,351.66	8	$10,813.28
Sinus x-rays	70220	14/LE	$185.64	1	$185.64	14	$2,598.96
ENOG testing	92516	6/LE	$174.90	1	$174.90	6	$1,049.40
EEG	95953	4/LE	$4,331.00	1	$4,331.00	4	$17,324.00
Cervical CT scan without contrast	72125	6/LE	$1,346.52	1	$1,346.52	6	$8,079.12
Cervical x-rays	72050	14/LE	$229.42	1	$229.42	14	$3,211.88
Thoracic CT scan without contrast	72128	6/LE	$1,343.58	1	$1,343.58	6	$8,061.48
Thoracic x-rays	72074	14/LE	$215.92	1	$215.92	14	$3,022.88
Chest CT scan without contrast	71250	6/LE	$1,178.48	1	$1,178.48	6	$7,070.88
Chest x-rays	71020	14/LE	$146.80	1	$146.80	14	$2,055.20
Pulmonary function tests	All Inclusive	1/year/LE	$250.00	1	$250.00	43	$10,750.00
Electrodiagnostic testing of diaphragm	95866	6/LE	$1,117.40	1	$1,117.40	6	$6,704.40
SNIFF test	76000	6/LE	$274.60	1	$274.60	6	$1,647.60
CMP	80053	1/year/LE	$81.79	1	$81.79	43	$3,516.97
CBC	85025	1/year/LE	$43.27	1	$43.27	43	$1,860.61
Levetiracetam level	80177	1/year/LE	$61.65	1	$61.65	43	$2,650.95
Venipuncture	36415	1/year/LE	$15.29	1	$15.29	43	$657.47
Pneumococcal vaccine	All Inclusive	2/LE	$191.92	1	$191.92	2	$383.84
Influenza vaccine	All Inclusive	1/year/LE	$21.56	1	$21.56	43	$927.08
Portable oxygen system rental	E1392	12/year/27 years; Medicare coverage for the O2 is only for a total of 3 years out of every 5 year cycle	$42.16	12	$505.92	27	$13,659.84
Stationary oxygen system rental	E1390	12/year/27 years; Medicare coverage for the O2 is only for a total of 3 years out of every 5 year cycle	$86.61	12	$1,039.32	27	$28,061.64

Spinal cord stimulator revisions	All Inclusive	6/LE	$30,274.00	1	$30,274.00	6	$181,644.00
Spinal cord stimulator reprogramming	All Inclusive	2/year/LE	$222.00	2	$444.00	43	$19,092.00
Septoplasty with reduction of the turbinates	All Inclusive	1/LE	$9,216.00	1	$9,216.00	1	$9,216.00
Tarsorrhaphy, left eye	All Inclusive	1/LE	$7,109.00	1	$7,109.00	1	$7,109.00
Prosthesis	All Inclusive	8/LE	$57,013.00	1	$57,013.00	8	$456,104.00
Prosthesis repairs	All Inclusive	Yearly except for year of replacement	$5,701.30	1	$5,701.30	35	$199,545.50
Stump liners	L5673	6/year/LE	$695.74	6	$4,174.44	43	$179,500.92
Cosmetic cover	All Inclusive	1/year/LE	$865.00	1	$865.00	43	$37,195.00
Protective skin	All Inclusive	1/year/LE	$845.00	1	$845.00	43	$36,335.00
Battery	All Inclusive	22/LE	$600.00	1	$600.00	22	$13,200.00
Left upper extremity stump x-ray	73030	22/LE	$146.94	1	$146.94	22	$3,232.68
					Sub Total:		$1,435,191.48

This Medicare Set-Aside Cost Projection is composed of future medical needs of the type normally covered by Medicare over the claimant’s lifetime. Projections are based on comprehensive review of medical records available at the time of this report. Costs are based on current state mandated pricing for the state of jurisdiction or usual and customary charges and no consideration is given for changes in pricing that may occur in the future. Medications are priced based on AWP per Redbook.

MEDICARE PART D ALLOCATION

Medication B (brand) / G (generic)	NDC Code	Purpose, Frequency & Duration of Need	Per Unit Cost	# of units/ month	# of units/ year	Annual Cost	Total # for LE	Total Cost Over Life Expectancy
Fentanyl patches 50mcg/hour (G)	00591-3212- 54	for pain; #10/month/LE	$23.7500	10	12	$2,850.00	43	$122,550.00
Methadone HCL 10mg (G)	67877-0116- 01	for pain; #270/month/LE	$0.1495	270	12	$484.38	43	$20,828.34
Oxycodone 20mg (G)	65162-0050- 10	for pain; #180/month/LE	$1.1030	180	12	$2,382.48	43	$102,446.64
Meloxicam 15mg (G)	51991-0419- 01	for pain; #30/month/LE	$4.2587	30	12	$1,533.13	43	$65,924.68
Zorvolex 35mg (B)	42211-0204- 29	for pain; #90/month/LE	$3.8640	90	12	$4,173.12	43	$179,444.16
Levetiracetam 500mg (G)	69102-0101- 01	for seizure prophylaxis; #60/month/LE	$0.7800	60	12	$561.60	43	$24,148.80
Sertraline HCL 25mg (G)	54458-0947- 10	for depression/anxiety; #30/month/LE	$2.2650	30	12	$815.40	43	$35,062.20
						Sub Total:		$550,404.82
						Grand Total:		$1,985,596.30